SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-25707

Date of Report: March 6, 2007

THE BRALORNE MINING COMPANY
(Exact name of registrant as specified in its charter)

Nevada	91-1948355
(State of Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Datun Road #8010, Chaoyang District, Beijing, P.R. China	100101
(Address of principal executive offices)	(Zip Code)

86-10-64960169
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Change in Registrant’s Certifying Accountant

On March 6, 2007, the Board of Directors of The Bralorne Mining Company (“Bralorne Mining”) accepted the resignation of Zhong Yi (Hong Kong) C.P.A. Company Limited (“Zhong Yi”) from its position as the principal independent accountant for Bralorne Mining.

Zhong Yi did not render any report on the financial statements of Bralorne Mining.  The audit report of Zhong Yi on the financial statements of Bralorne Mining’s subsidiary, Gold Profit (Asia) Group Limited (“Gold Profit”), for the period from inception to August 31, 2006 and the audit report of Zhong Yi on the financial statements of Gold Profit’s subsidiary, Beijing Quan Tong Chang Information Service Limited (“Beijing QTC”), for the years ended December 31, 2005, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion or qualification.  Zhong Yi did not, during the applicable periods, advise Bralorne Mining, Gold Profit or Beijing QTC of any of the enumerated items described in Item 304(a)(1)(iv) of Regulation S-B.

Bralorne Mining and Zhong Yi have not, during Bralorne Mining’ two most recent fiscal years or any subsequent period through the date of dismissal, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Zhong Yi’s satisfaction, would have caused Zhong Yi to make reference to the subject matter of the disagreement in connection with its reports.

Bralorne Mining has requested Zhong Yi to furnish a letter addressed to the Securities Exchange Commission stating whether or not Zhong Yi agrees with the statements in this 8-K.  A copy of such letter dated March 15, 2007 is filed as exhibit 16 to this 8-K.

On March 7, 2007 Bralorne Mining retained Keith K. Zhen, CPA to audit Bralorne Mining’ financial statements for the year ended December 31, 2006.  At no time during the past two fiscal years or any subsequent period did Bralorne Mining consult with Mr. Zhen regarding any matter of the sort described above with reference to Zhong Yi, any issue relating to the financial statements of Bralorne Mining, or the type of audit opinion that might be rendered for Bralorne Mining.

Item 9.01

Financial Statements and Exhibits

Exhibits

16.

Letter from Zhong Yi (Hong Kong) C.P.A. Company Limited dated March 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 15, 2007

THE BRALORNE MINING COMPANY

By: /s/ Zhang Feng Ming

     Zhang Feng Ming, Chairman